Exhibit 99.(p)(1)

AMERISTOCK MUTUAL FUND, INC. (the “Mutual Fund”)
AMERISTOCK ETF TRUST (the “Trust”)
CODE OF ETHICS

As Amended February     , 2007

1.             Definitions

(a)                                  “Access person” means (i) any director, trustee, officer, or employee of the Mutual Fund or the Trust (or of any company in a control relationship to the Mutual Fund or the Trust) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of covered securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to a Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of covered securities by the Fund.

For purposes of this Code of Ethics, an “Access Person” does not include any   person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Adviser in compliance with rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “1940 Act”).

(b)                                 “Adviser” means Ameristock Corporation.

(c)                                  “Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

(d)                                 “Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is the beneficial owner of security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.  An access person may be deemed to have beneficial ownership of securities owned by another person if, by reason of any contract, arrangement, understanding, relationship or otherwise, the access person can share in any profit from the securities. Securities are beneficially owned by a person if they are held by a family member sharing the same household, by a corporation controlled by the access person, or by certain trusts of which the access person is a trustee, beneficiary or settlor.

(e)                                  “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.  In general, a person is presumed to control a company if he or she beneficially owns, directly or indirectly, more than 25% of the voting securities of the company, and a natural person is presumed not to be controlled by any other person.

(f)                                    “Covered security” means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

(1)                                  Direct obligations of the Government of the United States;

(2)                                  Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(3)                                  Shares issued by open-end registered investment companies  excluding any exchange-traded funds or the shares of the Fund and the Trust..

(g)                                 “Exchange-traded fund” means a registered investment company that operates pursuant to an order from the SEC exempting it from certain provisions of the 1940 Act so the exchange-traded fund may issue securities that trade on the secondary market.

(h)                               “Fund” means the Mutual Fund and any investment portfolio of the Trust.

(i)                                     “Independent director” means a director of the Mutual Fund or a trustee of the Trust who is not an “interested person” of the Mutual Fund or Trust within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report under Section 4 of this Code solely by reason of being a director of the Mutual Fund or trustee of the Trust.

(j)                                     “Initial public offering” means an offering of securities registered under the Securities Act of 1933, as amended (the “1933 Act”), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

(k)                                  “Investment personnel” of the Fund or the Trust means:  (i) any employee of the Mutual Fund or the Trust (or of any company in a control relationship to the Mutual Fund or the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Fund; and (ii) any natural person who controls a Fund and who obtains information concerning recommendations regarding the purchase or sale of securities by the Fund.

(l)                                     “Limited offering” means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 thereunder.

(m)                               “Purchase or sale of a covered security” includes, among other things, the writing of an option to purchase or sell a covered security.

2.             Statement of General Fiduciary Principles

The following general fiduciary principles shall govern personal investment activities and the interpretation and administration of this Code:

•                  The interests of Fund shareholders must be placed first at all times;

•                  All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility;

•                  Mutual Fund and Trust personnel should not take inappropriate advantage of their positions; and

•                  Such personnel should comply with all applicable federal securities laws.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Mutual Fund or Trust personnel from liability for personal trading or other conduct that violates a fiduciary duty to the shareholders of any Fund.

3.             Substantive Restrictions on Personnel Investing Activities

(a)                                  Blackout Periods

No access person shall execute a transaction in a covered security on a day during which, to his knowledge, any Fund has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn.

(b)                                 Initial Public Offerings and Limited Offerings

Investment personnel of the Fund and the Trust must obtain approval from the Chief Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.

(c)           Pre-Clearance for Securities Held by a Fund

Any investment personnel who desires to engage in any personal securities transactions in covered securities held by a Fund shall first obtain written approval from the Chief Compliance Officer.  In the event the Chief Compliance

Officer wishes to engage in such a transaction, he shall first obtain written approval from one of the co-portfolio managers of the Fund or the Trust.

4.             Reporting

(a)                                  Initial Holdings Reports - Exhibit A

(1)                                  Except as otherwise provided below, every access person shall report to the Mutual Fund or to the Trust, no later than 10 days after the person becomes an access person, the following information current as of a date no more than 45 days prior to the date the person becomes an access person:

(A)                              The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

(B)                                The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

(C)           The date that the report is submitted by the access person.

(2)                                  An independent director need not make an initial holdings report.

(b)                                 Quarterly Transaction Reports - Exhibit B

(1)                                  Except as otherwise provided below, every access person shall report to the Mutual Fund or to the Trust, no later than 30 days after the end of each calendar quarter, the following information:

(A)                              With respect to transactions during the quarter in any covered security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

(i)                                     The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, and the number of shares (for equity securities) and the principal amount (for debt securities) of each covered security involved;

(ii)                                  The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)                               The price of the covered security at which the transaction was effected;

(iv)                              The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)                                 The date that the report is submitted by the access person.

(B)                                With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

(i)                                     The name of the broker, dealer or bank with whom the access person established the account;

(ii)                                  The date the account was established; and

(iii)                               The date that the report is submitted by the access person.

(2)                                  An independent director need only report a transaction in a covered security in a quarterly transaction report if such independent director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director, should have known that, during the 15-day period immediately before or after the date of the transaction by the independent director, such covered security was purchased or sold by a Fund or was being considered by a Fund or the Adviser for purchase or sale.

(c)                                  Annual Holdings Reports - Exhibit C

(1)                                  Except as otherwise provided below, no later than February 14 of each year, every access person shall report to the Mutual Fund or to the Trust the following information (which must be current as of December 31 of such year).

(A)                              The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership;

(B)                                The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

(C)                                The date that the report is submitted by the access person.

(2)                                  An independent director need not make an annual holdings report.

(d)           Exceptions

(1)                                  An access person need not make a report under this section with respect to transactions effected for, and covered securities held in, any account over which the person has no direct or indirect influence or control.
(2)                                  An access person need not make a quarterly transaction report under Section 4(b) with respect to purchases of covered securities that are part of an automatic investment plan.

(3)                                  An access person need not make a quarterly transaction report under this section if the report would duplicate information contained in trade confirmations and/or account statements received by the Fund or the Trust with respect to the access person during the applicable time period, provided that all of the information required by Section 4(b)(1) is contained in the trade confirmations and/or account statements received by the Mutual Fund or the Trust.  An access person need not make an annual holdings report if the report would duplicate information contained in account statements received by the Mutual Fund or the Trust with respect to the access person during the applicable time period, provided that all of the information required by Section 4(c)(1) is contained in account statements received by the Mutual Fund or the Trust.  The Chief Compliance Officer shall indicate his review of quarterly and annual transaction reports by initialing account statements and indicating the date of review.

(e)                                  Disclaimer

Any report under this section may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(5)           Administration of the Code of Ethics

(a)           General Rule

The Mutual Fund and the Trust must use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

(b)           Distribution to and Acknowledgement by Personnel

All access persons will be provided with a copy of this Code and any amendments, and will be required to sign a written acknowledgement of their receipt of this Code and any amendments.

(c)           Written Report to the Board

No less frequently than annually, the Board of Directors of the Mutual Fund and the Board of Trustees of the Trust must be furnished, and such Boards must consider, a written report that:

(1)                                  Describes any issues arising under this Code or procedures since the last report to the Board, including, but not limited to, information about material violations of this Code or procedures and sanctions imposed in response to the material violations; and

(2)                                  Certifies that the Mutual Fund and the Trust have adopted procedures reasonably necessary to prevent access persons from violating this Code.

(d)           Reporting of Violations

All access persons must promptly report any violations of this Code to the Chief Compliance Officer.

(e)           Annual Certification - Exhibit D

All access persons will be required to sign an annual certification that they have complied with this Code.

(f)            Sanctions

Upon discovering a violation of this Code, the Mutual Fund and the Trust may impose such sanctions as they deem appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.

Exhibit A

INITIAL HOLDINGS REPORT

To:          Chief Compliance Officer,  Howard Mah

From:

Re:  Report of Personal Securities Holdings:

As of                      , 200    , I hold the following securities:

Title and Type of Security	Exchange Ticker Symbol or CUSIP Number	Number of Shares (for equity securities)	Principal Amount (for debt securities)

[Use additional sheet if necessary]

☐                                    I have reported all personal securities holdings above or have provided Howard Mah with a copy of brokerage statements reflecting all of my personal securities holdings as of                 , 200     .

If no holdings are reported above and no brokerage statements have been provided, you must check the following box:

☐                                    As of                     , 200    , I do not have any direct or indirect beneficial ownership in any securities.  Beneficial interest is understood to mean securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.  However, I agree to promptly notify Howard Mah if I open such an account so long as I am an access person under the code of ethics of Ameristock Mutual Fund, Inc. or Ameristock ETF Trust.

Signed:	.
Date:

Report reviewed by:	.
Date:

Exhibit B

QUARTERLY TRANSACTION REPORT
NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF
YOUR BROKERAGE STATEMENTS

To:          Chief Compliance Officer, Howard Mah

From:

Re:  Report of Personal Securities Transactions

During the quarter ending                      , I have purchased/sold the following securities:

Date	Security	Bought/Sold	# Shares	Price	Broker

[Use additional sheet if necessary]

☐                                    During the above period, I have not purchased or sold any securities in my personal brokerage account or in any account in which I have a direct or indirect beneficial interest. Beneficial interest is understood to mean securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.

☐                                    During the above period, I have not opened any personal securities brokerage account that I have not disclosed to Howard Mah.

☐                                    I have provided a copy of my brokerage statement reflecting any personal securities transactions for the above referenced quarter.

☐                                    I do not currently have a personal securities brokerage account.  However, I agree to promptly notify Howard Mah if I open such an account so long as I am an access person under the code of ethics of Ameristock Mutual Fund, Inc. or Ameristock ETF Trust.

Signed:	.
Date:

Report reviewed by:	.
Date:

Exhibit C

ANNUAL HOLDINGS REPORT

To:          Chief Compliance Officer, Howard Mah

From:

Re:  Report of Personal Securities Holdings:

As of                         , 200    , I hold the following securities:

Title and Type of Security	Exchange Ticker Symbol or CUSIP Number	Number of Shares (for equity securities)	Principal Amount (for debt securities)

[Use additional sheet if necessary]

☐                                    I have reported all personal securities holdings above or have provided Howard Mah with a copy of brokerage statements reflecting all of my personal securities holdings as of                , 200   .

If no holdings are reported above and no brokerage statements have been provided, you must check the following box:

☐                                    As of                      , 200    , I do not have any direct or indirect beneficial ownership in any securities. Beneficial interest is understood to mean securities transactions in the accounts of my spouse, minor children, or other family members residing in my household.  However, I agree to promptly notify Howard Mah if I open such an account so long as I am employed by Ameristock Mutual Fund, Inc. or by Ameristock ETF Trust.

Signed:	.
Date:

Report reviewed by:	.
Date:

Exhibit D

ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS
OF AMERISTOCK MUTUAL FUND, INC. OR AMERISTOCK ETF TRUST

In accordance with the Code of Ethics of Ameristock Mutual Fund, Inc. and Ameristock ETF Trust, I certify that:

1.                                       I have received and read the Code of Ethics.

2.                                       During the year ended              , I have reported all securities transactions in which I have, or any member of my immediate family has, a beneficial interest.

3.                                       During such year, I have complied with the Code of Ethics in all other respects.

Signature

Print Name

Dated:	, 200

EXHIBIT E

AMERISTOCK CORPORATION PRECLEARANCE FORM

AMERISTOCK MUTUAL FUND INC. PRECLEARANCE FORM
AMERISTOCK ETF TRUST  PRECLEARANCE FORM
EMPLOYEE/RELATED SECURITIES TRANSACTIONS

ACCOUNT INFORMATION:

NAME OF EMPLOYEE:

EMPLOYEE ACCOUNT:
(Name & Number)
OR

EMPLOYEE RELATED:
(“covered person”)	(Account Name & Number)

BROKERAGE FIRM
OR BANK:

TRANSACTION INFORMATION:

SECURITY:

NUMBER OF SHARES:

TRADE IS TO:	BUY	SELL

OTHER INFORMATION:

TYPE OF ORDER:	MARKET	LIMIT

APPROVAL OF THE TRANSACTION IS SUBJECT TO YOUR KNOWLEDGE OF THE FOLLOWING INFORMATION.

1.	Is there any current order for a Fund to purchase or sell the same security or its equivalent (the same issuer or some derivative, e.g., option or warrant)?
YES ☐ NO ☐

2.	To my knowledge, is the security being considered for purchase or sale for a Fund?
YES ☐ NO ☐

3.	For portfolio managers, has the security been bought or sold for a Fund within the last 7 days?
YES ☐ NO ☐

4.	Do you have any material nonpublic information about the security or the Company?

YES ☐ NO ☐

5.	Is the security being issued in an IPO?	YES ☐ NO ☐

6.	Is the security being issued in a Limited Offering?	YES ☐ NO ☐

7.	Has this security been purchased or sold by you within 60 days?
YES ☐ NO ☐

The above information is true and correct to the best of my knowledge.  The above answers will be reviewed by the Chief Compliance Officer.  Approval given for any transaction will remain in effect for 48 hours.

Employee Signature

Date

APPROVED BY:

DATE: